UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 28, 2005
                Date of Report (Date of earliest event reported)

                                 INTELSAT, LTD.
             (Exact name of registrant as specified in its charter)


           Bermuda                   000-50262                 98-0346003
       (State or other        (Commission File Number)        (IRS Employer
jurisdiction of incorporation)                              Identification No.)

 Wellesley House North, 2nd Floor, 90 Pitts Bay Road,
          Pembroke, Bermuda                                    HM 08
   (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (441) 294-1650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

MERGER AGREEMENT
Intelsat, Ltd.'s wholly owned subsidiary, Intelsat (Bermuda), Ltd. (the "Parent"), entered into a Merger Agreement (the "Merger Agreement"), dated as of August 28, 2005, with PanAmSat Holding Corporation ("PanAmSat") and Proton Acquisition Corporation ("Merger Sub"), a wholly owned subsidiary of Parent. The Merger Agreement contemplates a merger (the "Merger") whereby Merger Sub will be merged with and into PanAmSat, and each outstanding share of common stock of PanAmSat will be converted into the right to receive $25.00 in cash, without interest, plus a pro rata portion of any of PanAmSat's regular quarterly dividend which has not been declared (or has been declared with a record date after the closing) with respect to the fiscal quarter in which the Merger occurs (but not for the period after the closing of the Merger). Each stock option of PanAmSat will be accelerated and cashed-out for an amount equal to the excess of $25.00 over its exercise price. Restricted shares will be accelerated and converted into the right to receive the merger consideration.

PanAmSat has made certain representations and warranties in the Merger Agreement to Parent and Merger Sub, and PanAmSat has agreed to certain covenants, including, among others, subject to certain limited exceptions to permit PanAmSat' Board of Directors to comply with its fiduciary duties, an obligation not to solicit, negotiate, provide information in furtherance of, approve, recommend or enter into a Competing Transaction (as defined in the Merger Agreement). In addition, the Merger Agreement also provides that PanAmSat may not declare or pay any dividends other than, subject to limitations, its regular quarterly cash dividend without Parent's prior consent, subject to limitations. Parent and Merger Sub have agreed that Parent and its controlled affiliates will not enter into any agreements or arrangements for the acquisition of certain fixed satellite services businesses in North America or South America.

Parent and PanAmSat have each agreed to use reasonable best efforts to obtain the requisite antitrust, FCC and other regulatory approvals.

Consummation of the Merger is subject to various closing conditions, including but not limited to the satisfaction or waiver of conditions regarding the receipt of requisite regulatory approvals, the receipt of financing by Parent, and the adoption of the Merger Agreement by PanAmSat's stockholders. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, PanAmSat may be required to pay Parent a termination fee. The termination fee payable by PanAmSat is $64 million if, by the 59th day after the execution of the Merger Agreement, either (x) the Merger Agreement is terminated under circumstances in which such termination fee is payable or (y) the requisite vote of PanAmSat's stockholders is obtained. The termination fee is $96 million in all other cases. PanAmSat must also reimburse up to $5 million of Parent's and Merger Sub's expenses if the Merger Agreement is terminated under circumstances in which such termination fee is payable.

The Merger Agreement also provides that Parent is required to pay PanAmSat a termination fee of $250 million upon the termination of the Merger Agreement in certain circumstances

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due to the failure of Parent to receive the financing contemplated by its debt financing commitments or to obtain the requisite regulatory approvals to consummate the Merger, in each case if the failure of the relevant conditions to be satisfied was not caused by or materially contributed to by PanAmSat, as more specifically provided in the Merger Agreement.

The Merger Agreement contains representations and warranties of PanAmSat, Merger Sub and Parent that they have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among PanAmSat, Merger Sub and Parent and may be subject to important qualifications and limitations agreed by and among them in connection with negotiating the terms of the Merger Agreement. Moreover, certain representations and warranties may not be accurate or complete as of any specified date, because, among other reasons, they are subject to a contractual standard of materiality different from those generally applicable to stockholders or they were used for the purpose of allocating risk among the parties thereto rather than establishing matters as facts. For the foregoing reasons, no person should rely on these representations and warranties as statements of factual information in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

COMMITMENT LETTERS
Parent has received financing commitments for the full amount of the purchase price from a group of financial institutions led by Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse First Boston, Cayman Islands Branch and Lehman Brothers Inc. The funding of the commitments is subject to certain conditions, including satisfaction of the conditions to the Merger. A substantial portion of the financing for the transaction is expected to be raised by Parent, with additional financing expected to be raised at PanAmSat, PanAmSat Corporation, and Intelsat Subsidiary Holding Company, Ltd. The foregoing description of the financing commitments does not purport to be complete and is qualified in its entirety by reference to the full text of the financing commitment letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Prior to this financing and the closing of the transaction, Parent is expected to transfer substantially all of its assets and liabilities (including its 9-1/4% Senior Discount Notes due 2015) to a newly formed wholly owned subsidiary. Upon completion of the transaction, both PanAmSat Holding Corporation and Intelsat Subsidiary Holding Company, Ltd. will be direct or indirect wholly owned subsidiaries of Intelsat (Bermuda), Ltd., and PanAmSat Holding Corporation and its subsidiaries will continue as separate corporate entities. The transaction is expected to result in a Change of Control, as defined in the indenture governing PanAmSat Holding Corporation's outstanding bonds and certain of the indentures governing PanAmSat Corporation's outstanding bonds.

VOTING AGREEMENT
In connection with the execution of the Merger Agreement, certain stockholders of PanAmSat affiliated with Kohlberg Kravis Roberts & Co., The Carlyle Group and Providence Equity Partners Inc.

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(collectively, the "Sponsor Stockholders") entered into a Voting Agreement, dated as of August 28, 2005 (the "Voting Agreement"), with PanAmSat, Parent and Merger Sub, pursuant to which, among other things, the Sponsor Stockholders agreed to vote in favor of the adoption of the Merger Agreement.

The Sponsor Stockholders own approximately 58% of the outstanding shares of common stock of PanAmSat. The Voting Agreement will terminate upon the earlier to occur of (i) the effective time of the Merger and (ii) the termination of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference. For similar reasons discussed above with respect to the representations and warranties contained in the Merger Agreement, no person should rely on the representations and warranties of the Voting Agreement as statements of factual information.

ITEM 8.01  OTHER ITEMS.

PRESS RELEASE
On August 29, 2005, Intelsat, Ltd. issued a press release related to these matters entitled "Intelsat and PanAmSat to Merge, Creating World-Class Communications Solutions Provider." A copy of such press release is furnished as
Exhibit 99.2 hereto.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

    The following exhibits are filed herewith:

EXHIBIT
NO.         DESCRIPTION OF EXHIBIT

2.1 Merger Agreement, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation and PanAmSat
            Holding Corporation (certain schedules have been omitted, and the Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request).

10.1 Commitment Letter, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Citigroup Global Markets Inc.,
            Credit Suisse First Boston, Cayman Islands Branch, Lehman Commercial Paper Inc., and Lehman Brothers Inc.

99.1 Voting Agreement, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation, PanAmSat Holding Corporation and the stockholders of PanAmSat Holding Corporation named therein.

99.2        Press Release, dated August 29, 2005.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 INTELSAT, LTD.

Dated: August 30, 2005                 By: /s/ Phillip L. Spector
                                           ----------------------------------
                                       Phillip L. Spector
                                       Executive Vice President and General
                                       Counsel








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                                  EXHIBIT INDEX

EXHIBIT
NO.         DESCRIPTION OF EXHIBIT

2.1 Merger Agreement, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation and PanAmSat
            Holding Corporation (certain schedules have been omitted, and the Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request).

10.1 Commitment Letter, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Citigroup Global Markets Inc.,
            Credit Suisse First Boston, Cayman Islands Branch, Lehman Commercial Paper Inc., and Lehman Brothers Inc.

99.1 Voting Agreement, dated as of August 28, 2005, by and among Intelsat (Bermuda), Ltd., Proton Acquisition Corporation, PanAmSat Holding Corporation and the stockholders of PanAmSat Holding Corporation named therein.

99.2        Press Release, dated August 29, 2005.